(h)(6)(ii)

FORM OF

[October 31, 2008]

Nick Horvath

DST Systems, Inc.

333 West 11th St., 5th Floor

Kansas City, Missouri 64105

Dear Mr. Horvath:

Pursuant to the Agency Agreement dated July 7, 2001, between ING Variable Portfolios, Inc. and DST Systems, Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING U.S. Government Money Market Portfolio (the “Portfolio”), effective [October 31, 2008], a Series of ING Variable Portfolios, Inc., upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Exhibit A dated August 20, 2008.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolio by signing below.

Very sincerely,

Todd Modic
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
DST Systems, Inc.

By:
Name:	Nick Horvath
Title:	Director of Ops, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Variable Portfolios, Inc.
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

FORM OF

AMENDED EXHIBIT A

with respect to the

AGENCY AGREEMENT

Dated July 7, 2001

between

THE FUNDS

and

DST SYSTEMS, INC.

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.

ING VP Balanced Portfolio, Inc.	Corporation	Maryland	25-1599480

ING Strategic Allocation Portfolios, Inc.	Corporation	Maryland
ING VP Strategic Allocation Growth Portfolio			06-1417419
ING VP Strategic Allocation Moderate Portfolio			06-1417422
ING VP Strategic Allocation Conservative Portfolio			06-1417423

ING GET Fund	Business Trust	Massachusetts
ING GET Fund – Series V			46-0492478

ING VP Intermediate Bond Portfolio	Business Trust	Massachusetts	06-0891902

ING VP Money Market Portfolio	Business Trust	Massachusetts
ING VP Money Market Portfolio			06-0920532

ING Variable Funds	Business Trust	Massachusetts
ING VP Growth and Income Portfolio			06-0912550

ING Variable Portfolios, Inc.	Corporation	Maryland
ING BlackRockGlobal Science and Technology Portfolio			06-1575881
ING Global Equity Option Portfolio			TBD
ING International Index Portfolio			26-1751965

Taxpayer/Fund Name	Type of Organization	State of Organization	Taxpayer I.D. No.
ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio			26-1751541
ING Morningstar U.S. Growth Index Portfolio			TBD
ING Opportunistic LargeCap Growth Portfolio			06-1462046
ING Opportunistic LargeCap Value Portfolio			06-1462047
ING Russell™ Large Cap Index 85% Portfolio			26-1972808
ING Russell™ Large Cap Index Portfolio			26-1751663
ING Russell™ Mid Cap Index Portfolio			26-1751794
ING Russell™ Small Cap Index Portfolio			26-1751874
ING U.S. Government Money Market Portfolio			TBD
ING VP Small Company Portfolio			06-1462045
ING VP Index Plus LargeCap Portfolio			06-1462044
ING VP Index Plus MidCap Portfolio			06-1497207
ING VP Index Plus SmallCap Portfolio			06-1497206
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio			26-1431015